Exhibit 10.47
Ingevity Corporation
Form of Restricted Stock Unit Award for U.K. Employees
(Service-Based – Three-Year Cliff Vesting)
Under the 2016 Omnibus Incentive Plan, as Amended
[Award Form First Used in 2022]
Terms and Conditions
1.Terms and Conditions: This grant of service-based restricted stock units is made under the Ingevity Corporation 2016 Omnibus Incentive Plan (the “Plan”), and is subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these terms and conditions (the “Terms and Conditions”) by reference. In the event of a conflict between one or more provisions of these Terms and Conditions and one or more provisions of the Plan, the provisions of the Plan shall govern. Each capitalized term not defined herein has the meaning assigned to such term in the Plan.
2.Confirmation of Grant: Effective as of ______________ (the “Award Date”), Ingevity Corporation (the “Company”) granted the individual whose name is set forth in the notice of grant (the “Grantee”) service-based Restricted Stock Units with respect to a specified number of shares of Common Stock as set forth in the Grantee’s notice of grant (the “RSUs”). By accepting the RSUs, the Grantee acknowledges and agrees that the RSUs are subject to the Terms and Conditions and the terms of the Plan.
3.Stockholder Rights:
a.The Grantee will not have any stockholder rights or privileges (including voting rights) with respect to the shares of Common Stock subject to the RSUs until such shares of Common Stock vest and are actually issued and registered in the Grantee’s name in the Company’s books and records.
b.However, if the Company declares a cash dividend on its shares of Common Stock, on the payment date of the dividend, the Grantee shall be credited with dividend equivalents equal to the amount of such cash dividend per share of Common Stock multiplied by the number of shares of Common Stock subject to the RSUs. The dividend equivalents will be subject to the same terms regarding vesting and forfeiture as the RSUs and will be paid in cash at the times that the corresponding shares of Common Stock associated with the RSUs are delivered (or forfeited at the time that the RSUs are forfeited). Such cash payment will be subject to withholding for applicable taxes.
4.Automatic Forfeiture: The RSUs (including any RSUs that have vested but not yet been settled) will automatically be forfeited and all rights of the Grantee to the RSUs shall terminate under any of the following circumstances:
a.The Grantee’s employment is terminated by the Company for Cause.
b.The Grantee breaches any restrictive covenant set forth on the attached Exhibit A or in any restrictive covenants agreement between the Grantee and the Company or an affiliate.
c.The Committee requires recoupment of the RSUs in accordance with any recoupment policy adopted or amended by the Company from time to time.
5.Restrictive Covenants: By accepting the RSUs, the Grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit A. If the Grantee has a written restrictive covenants agreement with the Company or one of its affiliates, the Grantee also agrees to continue to comply with the obligations under such Restrictive Covenants Agreement as a condition of grant of the RSUs.
6.Transferability: The RSUs shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed.

7.Vesting: The RSUs shall vest on the third anniversary of the Award Date (the “Vesting Date”); provided that the Grantee continues to be employed by the Company through the Vesting Date. Except as otherwise provided below, if a Grantee terminates employment prior to the Vesting Date, any unvested RSUs shall be forfeited and all rights of the Grantee to the unvested RSUs shall terminate.
8.Termination of Employment: If, following the first anniversary of the Award Date and prior to the Vesting Date, (i) the Grantee’s employment is terminated by reason of death or Disability (as defined below) or (ii) the Grantee’s employment is involuntarily terminated by the Company without Cause or other circumstances outlined in (Section 4), (A) a number of RSUs (rounded up to the nearest whole number) shall vest such that the ratio of (I) the total number of RSUs granted on the Award Date that have vested after giving effect to this provision to (II) the total number of RSUs granted on the Award Date equals the ratio of (I) the number of completed full months from the Award Date to the date of the Grantee’s termination of employment to (II) 36, and (B) any remaining portion of the RSUs shall be forfeited. The vested RSUs shall be settled as described in Section 11 below.
For purposes of these Terms and Conditions, “Disability” means permanently and totally disabled as determined by the Company in its discretion.
Further, for purposes of the RSUs, the Grantee will be deemed to have experienced a termination of employment as of the date the Grantee is no longer actively providing services to the Company or its affiliates (regardless of the reason for such termination of employment and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is providing services or the terms of the Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in these Terms and Conditions or determined by the Company, the Grantee’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any). The Committee shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the RSUs.
9.Leave of Absence: In the event that a Grantee is on an approved leave of absence, the Grantee’s RSUs shall continue to vest in accordance with these Terms and Conditions during his or her leave of absence, subject to the Committee’s discretion.
10.Change in Control: In the event of a Change in Control, Section 14 of the Plan shall control and Section 14 of the Plan shall supersede Sections 7, 8, 9 and 10 of these Terms and Conditions; provided, however, in the event that, following a Change in Control in which the RSUs are assumed, the Grantee’s employment is terminated by reason of the Grantee’s death or Disability, the RSUs shall vest in full and be settled as provided in Section 11 of these Terms and Conditions.
11.Settlement: Any RSUs not previously forfeited shall be settled by delivery of one share of Common Stock for each RSU being settled. The RSUs shall be settled as soon as practicable after the Vesting Date (including without limitation for this purpose vesting upon the Grantee’s termination of employment as provided in Section 8 and Section 10), but in no event later than 60 days after the Vesting Date. Notwithstanding the foregoing, to the extent that the RSUs are subject to Section 409A of the Internal Revenue Code, all such payments shall be made in compliance with the requirements of Section 409A of the Internal Revenue Code, including application of the six month settlement delay for any specified employee (as defined in Section 409A of the Internal Revenue Code) in the event of vesting as a result of a separation from service (as defined in Section 409A of the Internal Revenue Code).
12.No Right to Continued Employment: The Grantee understands and agrees that nothing in these Terms and Conditions or the Plan shall confer upon the Grantee any right to continue as an employee or other service provider to the Company or its affiliates or shall interfere with or restrict in any way the rights of the Company or its affiliates to discharge or terminate the services of the Grantee at any time for any reason whatsoever, with or without cause.

13.Nature of Grant. In accepting the grant of the RSUs, the Grantee acknowledges, understands and agrees that:
a.the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
b.the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of an award, or benefits in lieu of an award, even if RSUs have been granted in the past;
c.all decisions with respect to future grants of RSUs or other grants, if any, will be at the sole discretion of the Company;
d.the Grantee is voluntarily participating in the Plan;
e.the RSUs and the shares of Common Stock subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
f.the RSUs and the shares of Common Stock subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
g.unless otherwise agreed with the Company in writing, the RSUs and the shares of Common Stock subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of any affiliate of the Company;
h.the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;
i.no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Grantee’s termination of employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment or service agreement, if any); and
j.neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Grantee pursuant to the settlement of RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.
14.Tax Obligations.
a.The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the affiliate employing or retaining the Grantee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of shares of Common Stock acquired upon settlement of the RSUs and the receipt of any dividends and/or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b.Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company and/or the Employer from time to time, which may include: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer; (ii) requiring the Grantee to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company or the Employer; (iii) the Company and any brokerage firm determined acceptable to the Company to sell on the Participant’s behalf a whole number of Shares from those Shares to be issued to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligations for Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of shares of Common Stock issued on settlement of the PSUs by the number of shares of Common Stock with an aggregate fair market value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law; provided, however, that if the Grantee is a Section 16 officer of the Company under the Exchange Act, then any Tax-Related Items shall be withheld using alternative (iv) above (unless the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish an alternate method prior to the taxable or withholding event).
c.Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of shares of Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Common Stock subject to the settled RSUs, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items.
d.Finally, the Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.
e.Without limitation to the forecgoing, the Grantee agrees that the Grantee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf. Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply if the indemnification is viewed as a loan. In such case, if the amount of any income tax due is not collected from or paid by the Grantee within 90 days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income taxes may constitute a benefit to the Grantee on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-

assessment regime and for paying to the Company or the Employer, as applicable, any employee NICs due on this additional benefit, which the Company or the Employer may recover from the Grantee by any of the means referred to in this Section 14 of the Terms and Conditions.
15.Data Privacy. In order to participate in the Plan, the Grantee will need to review the information provided in this Section.
a.Collection and Usage. The Company collects, processes and uses personal data about the Grantee, including but not limited to, the Grantee’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer (“Personal Data”). In order for the Grantee to participate in the Plan, the Company will collect Personal Data for purposes of allocating shares and implementing, administering and managing the Plan.
The Grantee's Personal Data shall be processed in accordance with the Company’s data privacy policies as may be amended from time to time. The Grantee should contact his or her local human resources representative for a copy of the current data privacy policies applicable to the Grantee.
b.Stock Plan Administration and Service Providers. The Company may transfer Personal Data to E*TRADE Financial Corporate Services, Inc. and its affiliates (the “Service Provider”), an independent service provider with operations, relevant to the Company, in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. The Service Provider may open an account for the Grantee to receive and trade shares of Common Stock. The Grantee may be asked to acknowledge, or agree to, separate terms and data processing practices with the Service Provider, with such agreement being a condition to the ability to participate in the Plan.
c.International Data Transfers. Personal Data will be transferred from the Grantees' country to the U.S., where the Company and its service providers are based. The Grantee understands and acknowledges that the U.S. might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Grantee’s country of residence.
The onward transfer of Personal Data by the Company to the Service Provider will be based on applicable data protection laws in accordance with the Company's data privacy policies as may be amended from time to time. The Grantee should contact his or her local human resources representative for a copy of the current data privacy policies applicable to the Grantee.
d.Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage the Grantee’s participation in the Plan or as required to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. When the Company no longer needs Personal Data for any of the above purposes, the Company will cease to use Personal Data for this purpose. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations.
e.Data Subject Rights. The Grantee understands that the Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where the Grantee is based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to settlement these rights, the Grantee can contact his or her local human resources representative.
f.Necessary Disclosure of Personal Data. The Grantee understands that providing the Company with Personal Data is necessary for the performance of the Grantee’s participation in the Plan and that the

Grantee’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Grantee’s ability to participate in the Plan.
16.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Common Stock. The Grantee acknowledges, understands and agrees he or she should consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
17.Language. If the Grantee has received these Terms and Conditions or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
18.Governing Law and Forum. This Section supplements Section 22 of the Plan (Governing Law). The Grantee and the Company agree that all rights under these Terms and Conditions shall be construed with and governed by the laws of the State of Delaware, and that all claims arising hereunder shall be heard or determined in any state or federal court sitting in the State of Delaware and you and the Company agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee's participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
20.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
21.Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that the Grantee may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares are listed and in applicable jurisdictions, including the United States, the Grantee’s country and the Service Provider’s country, which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares, rights to shares (e.g., RSUs) or rights links to the value of shares of Common Stock under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities (third parties may include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions and that he or she should speak to his or her personal advisor on this matter.
22.Exchange Control, Foreign Asset/Account and/or Tax Reporting Requirements. The Grantee acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect the Grantee’s ability to acquire or hold shares of Common Stock or cash received from participating in the Plan (including the proceeds from the sale of shares of Common Stock and the receipt of any dividends or dividend equivalents) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country. The Grantee also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Grantee’s country within a certain time after receipt. The Grantee acknowledges that it is his or her responsibility to comply with such regulations and that he or she should speak to his or her personal advisor on this matter.
23.Captions: Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of these Terms and Conditions.
24.Severability: In the event that any provision in these Terms and Conditions shall be held invalid or unenforceable for any reason, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of these Terms and Conditions.
25. Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of the Terms and Conditions shall not operate or be construed as a waiver of any other provision of the Terms and Conditions, or of any subsequent breach by the Grantee or any other grantee.

Exhibit A
Restrictive Covenants
By accepting the RSUs, the Grantee agrees to comply with the following terms:
Confidential Information
i.For purposes of these Terms and Conditions, the term “Confidential Information” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. Confidential Information includes, but is not limited to, information that qualifies as a trade secret under applicable law. The Grantee acknowledges that the Grantee’s relationship with the Company is one of confidence and trust such that the Grantee has in the past been, and may in the future be, privy to Confidential Information of the Company or its affiliates.
ii.The Grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.
Non-Solicitation
a.The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates, and during the 12-month period following the Grantee’s termination of employment for any reason (the “Restricted Period”), the Grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the Grantee or any other person or business entity for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, unless in each case, more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.
b.The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee shall not, either directly or indirectly:
i.solicit or do business with, or attempt to solicit or do business with, any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the Grantee’s employment with the Company or its affiliates, or
ii.encourage any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.
Non-Competition
a.The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee will not, without the Company’s express written consent, in any geographic area in which the Grantee had responsibility within the last two years prior to the Grantee’s termination of employment where the Company or its affiliates do business, in the same or similar capacity to the services the Grantee performed for the Company;
i.own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the Grantee was materially involved during the two years prior to the Grantee’s termination; or
ii.provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the Grantee was materially involved during the two years prior to the Grantee’s termination.
b.Notwithstanding the foregoing, the Grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.
Other Acknowledgements and Agreements
a.The Grantee acknowledges and agrees that in the event the Grantee breaches any of the covenants or agreements contained in this Exhibit A:
i.The Grantee shall forfeit the outstanding RSUs (including any RSUs that have vested but not yet been settled), and the outstanding RSUs shall immediately terminate, and
ii.The Company may in its discretion require the Grantee to return to the Company any cash or shares of Common Stock received upon distribution of the RSUs. The Committee shall exercise the right of recoupment provided in this section (b) within one year after the Company’s discovery of the Grantee’s breach of the covenants or agreements contained in this Exhibit A. In addition, in the event of a breach or threatened breach of the restrictions in this Exhibit A, the Company shall be entitled to preliminary and permanent injunctive relief, in addition to any other remedies available to it, to prevent such breach or threatened breach.
b.If any portion of the covenants or agreements contained in this Exhibit A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit A is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit A shall survive the termination of the RSUs.